UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	April 29, 2016

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s 2016 Annual Meeting of Shareholders was held on April 29, 2016.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2017 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:
DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Ronald H. Dix	11,858,559	389,000	1,181,008
Thomas J. Fischer	11,484,712	762,847	1,181,008
Gale E. Klappa	11,876,241	371,318	1,181,008
Gail A. Lione	11,936,468	311,091	1,181,008
Richard A. Meeusen	11,543,769	703,790	1,181,008
Andrew J. Policano	11,417,668	829,891	1,181,008
Steven J. Smith	11,395,867	851,692	1,181,008
Todd J. Teske	11,837,000	410,559	1,181,008
Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
11,605,642	593,887	48,025	1,181,013
Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
13,295,071	112,318	21,178	N/A

Re-approval of the performance criteria and other material terms of the Badger Meter, Inc. 2011 Omnibus Incentive Plan. The shareholders of the Company re-approved the the performance criteria and other material terms of the Badger Meter, Inc. 2011 Omnibus Plan.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
11,781,498	417,980	48,076	1,181,013

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BADGER METER, INC.

Date: May 2, 2016	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and
Secretary